Exhibit (g)(3)

APPENDIX B
to
CUSTODIAN AGREEMENT
between
IVY FUND
and
UMB BANK, N.A.

Amended as of April 9, 2003

Ivy Bond Fund
Ivy Cundill Value Fund
Ivy Developing Markets Fund
Ivy European Opportunities Fund
Ivy Global Fund
Ivy Global Natural Resources Fund
Ivy Global Science & Technology Fund
Ivy Growth Fund
Ivy International Fund
Ivy International Growth Fund
Ivy International Small Companies Fund
Ivy International Value Fund
Ivy Money Market Fund
Ivy Pacific Opportunities Fund
Ivy US Blue Chip Fund
IVY US Emerging Growth Fund